Exhibit 99.4

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), Ben Franklin Financial, MHC and Ben Franklin Financial, Inc. will convert from the partially public mutual holding company form of ownership to the fully public stock holding company form of ownership. To accomplish the conversion, Ben Franklin Financial, Inc., a newly-formed corporation that will become the parent company of Ben Franklin Bank of Illinois, is conducting an offering of shares of common stock. Enclosed you will find a Prospectus, a Proxy Statement and proxy card(s), and a Questions and Answers Brochure, with important information about the Plan, the proxy vote and the stock offering.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval, the Plan is also subject to approval by eligible depositors of Ben Franklin Bank of Illinois. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one proxy card, depending on the ownership structure of your accounts. Please vote each proxy card you receive. To cast your vote, please sign each proxy card and return the card(s) in the proxy reply envelope provided. Alternatively, you may vote by telephone or internet, by following the simple instructions on the proxy card. Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•	The proceeds resulting from the sale of stock will allow us to grow and to expand our services;
•

The conversion will not result in changes to account numbers, interest rates or other terms of your deposit and loan accounts at Ben Franklin Bank of Illinois. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limit; and

•	You will have a priority right, but not an obligation, to buy Ben Franklin Financial, Inc. common stock and may do so without the payment of a commission before it is offered to the general public.

THE STOCK OFFERING:

As a depositor of Ben Franklin Bank of Illinois, you have a priority right, but no obligation, to buy shares of Ben Franklin Financial, Inc. common stock during the offering, before they are available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Ben Franklin Financial, Inc. common stock, complete the enclosed Stock Order and Certification Form and return it, with full payment or authorization to withdraw funds from one or more of your Ben Franklin Bank of Illinois deposit accounts, in the stock order reply envelope provided. Stock order forms and full payment must be received (not postmarked) by 12:00 p.m., Central Time, on December 17, 2014. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as a Ben Franklin Bank of Illinois customer.

Sincerely,

C. Steven Sjogren

Chairman and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at            .

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ben Franklin Bank of Illinois, Ben Franklin Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

VS

Dear Friend:

Pursuant to a Plan of Conversion and Reorganization, Ben Franklin Financial, MHC and Ben Franklin Financial, Inc. will convert from the mutual holding company form of organization to the fully public stock holding company form of organization. As part of the conversion, Ben Franklin Financial, Inc., a newly-formed corporation that will serve as the parent company of Ben Franklin Bank of Illinois, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of Ben Franklin Bank of Illinois at the close of business on June 30, 2013 or September 30, 2014 whose account(s) was/were closed thereafter. As such, you have non-transferable priority rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Ben Franklin Financial, Inc. common stock, complete the enclosed Stock Order and Certification Form and return it, with full payment or authorization to withdraw funds from one or more of your Ben Franklin Bank of Illinois deposit accounts, in the stock order reply envelope provided. Stock order forms and full payment must be received (not postmarked) by 12:00 p.m., Central Time, on December 17, 2014. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about Ben Franklin Financial, Inc. or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Ben Franklin Financial, Inc. shareholder.

Sincerely,

C. Steven Sjogren

Chairman and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at             .

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ben Franklin Bank of Illinois, Ben Franklin Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

F

[Date], 2014

To Depositors and Friends

of Ben Franklin Bank of Illinois

Sterne, Agee & Leach, Inc., a member of the Financial Industry Regulatory Authority, is assisting Ben Franklin Bank of Illinois in converting from the mutual holding company to the stock holding company form of ownership, subject to approval by the depositors of Ben Franklin Bank of Illinois. Upon completion of the conversion, Ben Franklin Bank of Illinois will be a wholly-owned subsidiary of Ben Franklin Financial, Inc., a newly formed stock holding company. In connection with the conversion, Ben Franklin Financial, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion and Reorganization.

At the request of Ben Franklin Financial, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Ben Franklin Financial, Inc. common stock being offered to depositors of Ben Franklin Bank of Illinois and various other persons until 12:00 p.m., Central Time, on December 17, 2014. Please read the enclosed prospectus carefully for a complete description of the stock offering, including the section titled “Risk Factors.” Ben Franklin Financial, Inc. has asked us to forward the prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

If you have questions regarding the conversion and the stock offering, please call us, toll free, at            , Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time. The Stock Information Center will be closed weekends and bank holidays.

Very truly yours,

Sterne, Agee & Leach, Inc.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ben Franklin Bank of Illinois, Ben Franklin Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

BD

Dear Prospective Investor:

Pursuant to a Plan of Conversion and Reorganization, Ben Franklin Financial, MHC and Ben Franklin Financial, Inc. will convert from the mutual holding company form of organization to the fully public stock holding company form of organization. As part of the conversion, Ben Franklin Financial, Inc., a newly-formed corporation that will serve as the parent company of Ben Franklin Bank of Illinois, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Ben Franklin Financial, Inc. common stock, complete the enclosed Stock Order and Certification Form and return it, with full payment or authorization to withdraw funds from one or more of your Ben Franklin Bank of Illinois deposit accounts, in the stock order reply envelope provided. Stock order forms and full payment must be received (not postmarked) by 12:00 p.m., Central Time, on December 17, 2014. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about Ben Franklin Financial, Inc. or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Ben Franklin Financial, Inc. shareholder.

Sincerely,

C. Steven Sjogren

Chairman and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at             .

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ben Franklin Bank of Illinois, Ben Franklin Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

C

Dear Depositor:

Pursuant to a Plan of Conversion and Reorganization (the “Plan”), Ben Franklin Financial, MHC and Ben Franklin Financial, Inc. will convert from the partially public mutual holding company form of ownership to the fully public stock holding company form of ownership. In connection with the conversion, Ben Franklin Financial, Inc., a Maryland corporation formed to become the new holding company for Ben Franklin Bank of Illinois, is offering shares of its common stock in a subscription and community offering pursuant to the Plan. To accomplish the conversion, we need your participation in an important vote. Enclosed are materials describing the transaction, the offering and your voting rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of these materials, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of depositors to be held on December 22, 2014 at             a.m./p.m. Central Time at the Bank’s offices at 830 East Kensington Road, Arlington Heights, Illinois. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. If you have more than one account, you may receive more than one proxy card. These are not duplicate proxy cards. Please vote by returning each proxy card received. Alternatively, you can vote by telephone or by the internet, as instructed on the proxy card. FAILURE TO VOTE EACH PROXY CARD HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

If the Plan is approved let me assure you that:

•	existing deposit accounts and loans will not undergo any change; and
•	deposit accounts will continue to be federally insured to the fullest extent permitted by law.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Ben Franklin Financial, Inc. or (2) an agent of Ben Franklin Bank of Illinois to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions regarding the transaction or how to vote, please call us, toll free, at            , Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time.

Sincerely,

C. Steven Sjogren

Chairman and Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ben Franklin Bank of Illinois, Ben Franklin Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

J

Questions and Answers

About our Conversion and Stock Offering

This pamphlet answers questions about our conversion and reorganization and the related common stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the section entitled “Risk Factors”.

THE CONVERSION AND REORGANIZATION

WHAT IS THE CONVERSION?

Under our Plan of Conversion and Reorganization (the “Plan”), we are converting from the partially public mutual holding company form of ownership to the fully public stock holding company form of ownership. At June 30, 2014 Ben Franklin Financial, MHC (the “MHC”) owned 56% of the common stock of Ben Franklin Financial, Inc. (“Old Ben Franklin”), which owned Ben Franklin Bank of Illinois (the “Bank”), and the remaining 44% of the common stock of Old Ben Franklin was owned by public stockholders. As a result of the conversion, our newly formed holding company, also named Ben Franklin Financial, Inc. (“New Ben Franklin”) will own the Bank and public stockholders will own 100% of New Ben Franklin.

At the completion of the conversion, public stockholders of Old Ben Franklin will exchange their shares of common stock for newly issued shares of common stock of New Ben Franklin, maintaining their approximate percentage ownership in our organization immediately prior to the conversion (excluding any new shares purchased by them in the stock offering and their receipt of cash in lieu of fractional shares, and taking into account the assets of the MHC), the MHC’s shares of Old Ben Franklin will be cancelled, and the MHC and Old Ben Franklin will each cease to exist.

See “Summary – Our Organizational Structure and the Proposed Conversion” in the enclosed prospectus for further details.

WHAT ARE THE REASONS FOR THE CONVERSION AND OFFERING?

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to: enhance our regulatory capital position, support the future growth contemplated by our business strategy, transition us to a more familiar and flexible organization structure, and eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation. See “The Conversion and Offering – Reasons for the Conversion” in the enclosed prospectus for additional discussion of the reasons for the conversion and offering.

WILL CUSTOMERS NOTICE ANY CHANGE IN THE BANK’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION AND THE OFFERING?

No. It will be business as usual. The conversion is a change in our corporate structure. There will be no change to our Board of Directors, management, or staff.

WILL THE CONVERSION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limit. Deposit accounts will not be converted to stock.

THE PROXY VOTE

WHY SHOULD I VOTE ON THE PLAN OF CONVERSION AND REORGANIZATION?

Your vote “For” the Plan is extremely important to us. Our Board of Directors believes that converting to the fully public structure will enhance our regulatory capital position, support the future growth contemplated by our business strategy, transition us to a more familiar and flexible organization structure, and eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation.

You have received a Proxy Statement describing the Plan, which cannot be implemented without depositor approval. Voting does not require you to purchase common stock in the offering.

WHAT HAPPENS IF I DON’T VOTE?

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Approval requires the affirmative vote of the majority of all votes eligible to be cast. For this reason, failure to vote all the proxy cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and the stock offering.

HOW DO I VOTE?

You can vote by mail, internet, or telephone. You can also drop off your signed proxy cards at the Bank’s office during normal office hours. However you choose to cast your vote, PLEASE VOTE PROMPTLY.

HOW MANY VOTES ARE AVAILABLE TO ME?

Depositors are entitled to one vote for each $100 or fraction thereof of deposits held with the Bank as of October 31, 2014, up to 1,000 votes per member.

WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

If you had more than one deposit account as of October 31, 2014, you may have received more than one proxy card, depending on the ownership structure of your accounts. These are not duplicate proxy cards. Please promptly vote by returning each proxy card you receive. Your vote will not be counted twice.

MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

The names reflect the title of your deposit account. Proxy Cards for joint accounts require the signature of only one of the accountholders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?

Ben Franklin Financial, Inc. is offering for sale between 359,829 and 486,828 shares of common stock (subject to increase to 559,852 shares) at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering.

WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING?

Pursuant to our Plan, non-transferable rights to subscribe for shares of Ben Franklin Financial, Inc. common stock in the Subscription Offering have been granted to eligible depositors of Ben Franklin Bank of Illinois.

Subscription Offering purchase priorities are as follows:

Priority 1 - To depositors with accounts at Ben Franklin Bank of Illinois with aggregate balances of at least $50 at the close of business on June 30, 2013.

Priority 2 - Our tax-qualified employee benefit plans;

Priority 3 - To depositors with accounts at Ben Franklin Bank of Illinois with aggregate balances of at least $50 at the close of business on September 30, 2014 who are not eligible in priority 1, above.

Priority 4 - To all other depositors with accounts at Ben Franklin Bank of Illinois at the close of business on October 31, 2014 who are not eligible in priorities 1 or 3, above.

Shares of common stock not purchased in the Subscription Offering may be offered for sale in a Community Offering, with a preference given first to natural persons (including trusts of natural persons) residing in Cook County, Illinois, and second to Old Ben Franklin’s public stockholders as of October 31, 2014.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNTHOLDER?

No. Subscription rights are non-transferable! Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

HOW MAY I BUY SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

Shares can be purchased by delivering a signed and completed original stock order form, together with full payment payable to Ben Franklin Financial, Inc. or authorization to withdraw funds from one or more of your Ben Franklin Bank of Illinois deposit accounts, provided that the stock order form is received before 12:00 p.m., Central Time, on December 17, 2014. You may submit your stock order form and payment by mail using the return envelope provided, by overnight delivery to the indicated address on the order form, or by bringing your order in person to the Bank’s office at 830 East Kensington Road, Arlington Heights, IL. We encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline.

WHAT IS THE DEADLINE FOR PURCHASING SHARES?

The deadline for purchasing shares of common stock in the subscription and community offerings is 12:00 p.m., Central Time, on December 17, 2014, unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment or authorization to withdraw funds from one or more of your Ben Franklin Bank of Illinois deposit accounts, must be received (not postmarked) by this time.

HOW MAY I PAY FOR THE SHARES?

Payment for shares can be remitted in two ways: 1.) Personal check, bank check or money order made payable directly to Ben Franklin Financial, Inc.; or 2.) Authorizing us to withdraw available funds from the types of Ben Franklin Bank of Illinois deposit accounts designated on the stock order form. There is no penalty for early withdrawal from a certificate of deposit for the purpose of purchasing stock in the offering.

Ben Franklin Bank of Illinois is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a Ben Franklin Bank of Illinois line of credit check or any type of third party check to pay for shares of common stock. Please do not submit cash or wire transfers. You may not designate withdrawal from Ben Franklin Bank of Illinois accounts with check-writing privileges; instead, please submit a check. If you request that we directly withdraw the funds from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. You may not authorize direct withdrawal from a Ben Franklin Bank of Illinois retirement account. See information on IRAs below.

WILL I EARN INTEREST ON MY FUNDS?

Yes. If you pay by personal check, bank check or money order, you will earn interest at [    %] per annum from the day we process your payment until the completion or termination of the offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Ben Franklin Bank of Illinois deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion and offering.

ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

Yes. The minimum order is 25 shares ($250). No individual, or individuals exercising subscription rights through a single qualifying deposit account held jointly, may purchase more than 15,000 shares ($150,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 25,000 shares ($250,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house;
•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or
•	other persons who may be your associates or persons acting in concert with you.

In addition to the above purchase limitations, there is an ownership limitation for stockholders of Old Ben Franklin other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Old Ben Franklin common stock, may not exceed 9.9% of the total shares of common stock of New Ben Franklin to be issued and outstanding after the completion of the conversion.

MAY I USE MY BEN FRANKLIN BANK OF ILLINOIS INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE THE SHARES?

You may use funds currently held in retirement accounts with Ben Franklin Bank of Illinois. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Ben Franklin Bank of Illinois or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the December 17, 2014 offering deadline. Your ability to use such funds for this purchase may depend on time constraints because this type of purchase requires additional processing time, and may be subject to limitations and fees imposed by the institution where the funds are held.

MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

No. After receipt, your executed stock order form may not be modified, amended or rescinded without our consent, unless the offering is not completed by January 31, 2015.

WILL THE STOCK BE INSURED?

No. Like any common stock, Ben Franklin Financial, Inc. stock will NOT be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

We do not intend to pay dividends until such time as we are generating sufficient net income to support our strategic growth plan and the payment of any such dividends. No assurances can be given that any dividends will be paid, or that if paid they will not be reduced or eliminated in future periods.

HOW WILL BEN FRANKLIN FINANCIAL, INC. SHARES TRADE?

Ben Franklin Financial, Inc.’s common stock is expected to be quoted on the OTC Pink Marketplace (www.otcmarkets.com) upon conclusion of the stock offering, under the symbol “BFFI”.

IF I PURCHASE SHARES IN THE OFFERING, WHEN WILL I RECEIVE MY STOCK CERTIFICATE?

Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to the certificate registration address noted by purchasers on the stock order form as soon as practicable following the closing of the offering and receipt of all necessary regulatory approvals. However, it is expected in most cases that the stock will begin trading before certificates will be received in the mail. It is possible that until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

WHAT IS THE SHARE EXCHANGE FOR EXISTING STOCKHOLDERS OF BEN FRANKLIN FINANCIAL, INC.?

At the completion of the conversion, each publicly held share of Old Ben Franklin common stock will be converted automatically into the right to receive a number of shares of New Ben Franklin common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in New Ben Franklin after the conversion as they held in Old Ben Franklin immediately prior to the conversion, exclusive of their purchase of shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, adjusted to reflect certain assets held by Ben Franklin Financial, MHC. See “The Conversion and Offering—Share Exchange Ratio for Public Stockholders” in the enclosed prospectus for further details.

WHERE TO GET MORE INFORMATION

WHERE CAN I CALL TO GET MORE INFORMATION?

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at            . Hours of operation are Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time. The Stock Information Center will be closed weekends and bank holidays.

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”).

In order to implement the Plan,

we need the approval of our depositors.

Your Board of Directors urges you to vote “FOR” the Plan.

Please disregard this notice if you have already voted.

If you are unsure whether you have voted,

vote the enclosed replacement proxy card.

Your vote will not be counted twice!

If you received more than one of these reminder mailings,

please vote each proxy card received!

Please note:

Implementation of the Plan will not have any effect

on your deposit accounts or loans from Ben Franklin Bank of Illinois. Your deposit accounts will not be converted to common stock. Voting on the Plan will not require you to purchase common stock during the offering.

THANK YOU FOR YOUR SUPPORT!

Questions?

Please call our Stock Information Center, toll-free, at                             .

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

PG1

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not voted the proxy card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement proxy cards.

Vote by mail using the enclosed envelope

or follow the telephone or internet voting instructions on the proxy card.

You may receive a courtesy telephone call.

Please feel free to ask questions of our agent.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED

THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”) AND URGES YOU TO

VOTE “FOR” THE PLAN.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN.

VOTING ON THE PLAN WILL NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK IN THE OFFERING.

The Plan changes our form of corporate organization, but will not result in changes to bank staff,

management or your deposit accounts or loans. Your deposit accounts will not be converted to common stock.

Please Note:

If you received more than one of these reminder mailings,

please vote each proxy card received.

Questions?

Please call our Stock Information Center, toll-free, at                             .

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

PG2

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted the

proxy card(s) we mailed to you.

You may receive a courtesy telephone call.

Please feel free to ask questions of our agents.

IF YOU ARE UNSURE WHETHER YOU VOTED,

PLEASE VOTE THE ENCLOSED REPLACEMENT

PROXY CARD. YOUR VOTE WILL NOT BE

COUNTED TWICE.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY VOTED “FOR” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”).

NOT VOTING EACH PROXY CARD HAS THE SAME EFFECT AS

VOTING “AGAINST” THE PLAN.

Voting does not obligate you to purchase

shares of common stock in the offering

nor does it affect your Ben Franklin Bank of Illinois

deposit accounts or loans.

If you receive more than one of these reminder mailings, please vote each proxy card received.

Questions?

Please call our Stock Information Center, toll-free, at                             .

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

PG3

BEN FRANKLIN FINANCIAL, MHC	REVOCABLE PROXY

SPECIAL MEETING OF MEMBERS

The undersigned member of Ben Franklin Financial, MHC (the “Mutual Holding Company”) hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Mutual Holding Company (the “Meeting”) to be held at [Special Meeting Location] at     :         .m., Central Time, on [Special Meeting Date], and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as follows:

The approval of a plan of conversion and reorganization (the “Plan”) whereby Ben Franklin Financial, MHC and Ben Franklin Financial, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the proxy statement; and

such other business as may properly come before the Meeting. Management is not aware of any other business to be considered.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Ben Franklin Financial, MHC at said Meeting of the Member’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The Board of Directors recommends a vote “FOR” the proposal.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE.

▲ Detach the proxy voting card here. ▲

Your Board of Directors unanimously recommends

a vote “FOR” the Plan.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Vote by internet or telephone 24 hours a day, 7 days a week.

Internet	Telephone	Mail
www.proxyvotenow.com/ben	(866) 564-2325
Use the internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box above, to create and submit an electronic ballot.	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box above, and then follow the directions given.	Mark, sign and date your proxy card and return it in the postage-prepaid proxy card reply envelope provided.

If you vote your proxy by internet or by telephone, you do NOT need to return your proxy card(s) by mail.

Each proxy card has a unique control number.

If you choose to vote by internet or by telephone, please enter the control number from each proxy card.

A detachable stock order form is on the facing page.

BEN FRANKLIN FINANCIAL, MHC	REVOCABLE PROXY

SPECIAL MEETING OF MEMBERS

IF SIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED IF NO CHOICE IS MADE HEREON.

Please vote by marking one of the boxes with an “X”

	FOR	AGAINST	The undersigned acknowledges receipt of a Notice of Special Meeting of Members and attached proxy statement dated , 2014, prior to the execution of this proxy.
Approval of a plan of conversion and reorganization of Ben Franklin Financial, MHC	☐	☐
			SIGNATURE	DATE

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

CONTROL NUMBER

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PROPOSAL. PLEASE VOTE ALL PROXY CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.

▲ Detach the proxy voting card here ▲

Your Board of Directors unanimously recommends

a vote “FOR” the Plan.

Your “FOR” vote is very important!

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION AND

REORGANIZATION.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF COMMON STOCK OF BEN FRANKLIN FINANCIAL, INC., A MARYLAND CORPORATION, IN THE OFFERING.

A detachable stock order form is on the facing page.

LOBBY POSTER – VOTE REMINDER

(For posting in the Bank’s lobby, on the front doors, at teller windows, the customer service desk, etc.)

HAVE YOU VOTED YET?

We wish to remind all customers who were depositors as of October 31, 2014 to vote to approve our Plan of Conversion and Reorganization.

•	The Plan will not result in changes to our staff or your account relationships with Ben Franklin Bank of Illinois.

•	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting

“FOR” the Plan of Conversion and Reorganization.

If you have questions about voting,

call our Information Center, toll-free,

at                     .

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Information Center is closed on weekends and bank holidays.

Ben Franklin Bank of Illinois [LOGO]

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ben Franklin Bank of Illinois, Ben Franklin Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

LOBBY POSTER – OFFERING REMINDER

BEN FRANKLIN FINANCIAL, INC. [LOGO]

OUR COMMON STOCK OFFERING IS ENDING SOON.

Ben Franklin Financial, Inc., the proposed new holding company for Ben Franklin Bank of Illinois, is conducting a common stock offering. If you are a Ben Franklin Bank of Illinois deposit customer you may have priority rights to participate in the

offering.

During the offering shares may be purchased directly from Ben Franklin Financial, Inc. without paying any sales commission. However, the subscription offering for depositors of the Bank is scheduled to expire at 12:00 p.m., Central Time, on December 17, 2014.

To receive a copy of the Prospectus and stock order form, call

our Stock Information Center, toll-free, at                     ,

The Stock Information Center is open from 10:00 a.m. to 4:00 p.m.,

Central Time, Monday through Friday.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ben Franklin Bank of Illinois, Ben Franklin Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

TOMBSTONE NEWSPAPER ADVERTISEMENT

BEN FRANKLIN FINANCIAL, INC. [LOGO]

Proposed Holding Company for Ben Franklin Bank of Illinois

UP TO 486,828 SHARES

COMMON STOCK

(subject to increase to 559,852 shares)

$10.00 Per Share

Purchase Price

Ben Franklin Financial, Inc. is conducting an offering of its common stock. During the offering, shares may be purchased directly from Ben Franklin Financial, Inc. without payment of a sales commission.

This offering expires at 12:00 p.m., Central Time, on December 17, 2014.

To receive a copy of the Prospectus and stock order form, call

our Stock Information Center, toll-free, at                     .

The Stock Information Center is open from 10:00 a.m. to 4:00 p.m.,

Central Time, Monday through Friday.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ben Franklin Bank of Illinois, Ben Franklin Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

[Insert Ben Franklin Financial, Inc. Logo]

STOCK CERTIFICATE MAILING LETTER

Dear Shareholder:

I would like to welcome you as a shareholder of Ben Franklin Financial, Inc. A total of [#shares] shares were purchased by investors at $10.00 per share. Thank you for your investment and your confidence in our organization.

Your stock certificate is enclosed. We recommend that you keep it in a safe place, such as in a safety deposit box or deposited with a brokerage firm. Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Please review the certificate carefully to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our transfer agent:

on the web:

[ TBD ]

by mail:

ComputerShare

[ TBD ]

by phone:

[ TBD ]

by email:

[ TBD ]

If the enclosed stock certificate must be forwarded to the transfer agent, we recommend that you deliver it using insured, registered mail. If you change your address, please notify the transfer agent immediately, so that you will continue to receive all shareholder communications.

If you also owned shares of Ben Franklin Financial, Inc. common stock prior to the completion of the offering, a Letter of Transmittal regarding the exchange of those shares for the new shares has been mailed to you separately.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest earned at [    %] per annum, calculated from the date your order was processed through                     , 2015.

If your stock order was paid in full or in part by authorizing a withdrawal from a Ben Franklin Bank of Illinois deposit account, the withdrawal was made on                     , 2015. Until then, interest was earned at your contract rate, and the interest remains in your account.

Ben Franklin Financial, Inc. common stock is quoted on the OTC Pink Marketplace (www.otcmarkets.com) under the trading symbol “BFFI.” Should you wish to buy or sell Ben Franklin Financial, Inc. stock in the future, please contact a brokerage firm or other firm offering investment services.

Thank you for sharing in our company’s future.

Sincerely,

C. Steven Sjogren
Chairman and Chief Executive Officer

[Insert Ben Franklin Financial, Inc. Logo]

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

Date

Name1

Name2

Address1

Address2

City, State Zip

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Ben Franklin Financial, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center, toll-free, at                     , Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time. Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration:	Other Order Information:
Name1	Batch #:
Name2	Order #:
Address1	Number of Shares Requested:
Address2	Offering Priority: (subject to verification; see descriptions below)
City, State Zip	Ownership Type:

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated [date], 2014, in the section entitled “The Conversion and Offering” under the headings, “Subscription Offering and Subscription Rights,” “Community Offering” and “Additional Limitations on Common Stock Purchases.”

The offering is scheduled to end at 12:00 noon, Central Time, on December 17, 2014. It may take several weeks before stock certificates can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,

BEN FRANKLIN FINANCIAL, INC.

Offering Priority Descriptions:

SUBSCRIPTION OFFERING:

1.	Depositors with accounts at Ben Franklin Bank of Illinois with aggregate balances of at least $50 as of the close of business on June 30, 2013;

2.	Ben Franklin Bank of Illinois tax qualified employee benefit plans;

3.	Depositors with accounts at Ben Franklin Bank of Illinois with aggregate balances of at least $50 as of the close of business on September 30, 2014; and

4.	Depositors of Ben Franklin Bank of Illinois at the close of business on October 31, 2014;

COMMUNITY OFFERING:

5.	Residents of Cook County, Illinois;

6.	Ben Franklin Financial, Inc. public stockholders as of October 31, 2014; and

7.	Members of the general public.

START OF OFFERING

Ben Franklin Bank of Illinois Website Message

Plan of Conversion and Reorganization

Information

Ben Franklin Bank of Illinois is pleased to announce that materials were mailed on or about                     , regarding the Bank’s Plan of Conversion and Reorganization and the stock offering by Ben Franklin Financial, Inc. If you were a depositor as of June 30, 2013, September 30, 2014, or October 31, 2014, you should be receiving a packet of materials soon. We encourage you to read the information carefully.

If you were a depositor of Ben Franklin Bank of Illinois as of October 31, 2014, one or more proxy cards are included in your packet. We encourage you to sign and return ALL proxy cards as promptly as possible.

A prospectus describing Ben Franklin Financial, Inc.’s stock offering was also enclosed. The subscription offering has commenced and continues until 12:00 p.m., Central Time, on December 17, 2014, at which time your order must be received if you wish to take part in the offering.

Depending upon the outcome of the subscription offering, our best estimate at this time for trading of Ben Franklin Financial, Inc. stock is                     . However, as described in the prospectus, it could be later. We expect that the stock will be quoted on the OTC Pink Marketplace (www.otcmarkets.com) under the symbol “BFFI”. We will keep you as informed as possible on this site.

Our telephone number at the Stock Information Center is (    )         -        .

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ben Franklin Bank of Illinois, Ben Franklin Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

END OF OFFERING

Ben Franklin Bank of Illinois Website Message

Stock Issuance Information

The Ben Franklin Financial, Inc. stock offering closed on                     . The results of the offering are as follows:                                         .

Interest and refund checks [if applicable] will be mailed to subscribers on or about             ,         by regular mail to the name and address provided on the Stock Order and Certification Form submitted. No special mailing instructions will be accepted.

Allocations are available by calling our Stock Information Center at (    )             . [If applicable] Please have your order acknowledgement letter available when you call.

Notice to Subscribers not receiving all shares: Please be aware that while we believe the allocations to be final at this time, we reserve the right to make changes to allocations up to the time of trading and recommend you verify the number of shares you received on the face of the certificate you will receive prior to trading your shares. [if applicable]

The transfer agent for Ben Franklin Financial, Inc. will be ComputerShare, based in Cranford, New Jersey and the phone number for its Investor Relations Department is (800) 368-5948.

We anticipate trading to begin on or about             ,         on the OTC Pink Marketplace (www.otcmarkets.com).

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ben Franklin Bank of Illinois, Ben Franklin Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

VOTE REMINDER NOTICE

Ben Franklin Bank of Illinois Website Message

HAVE YOU VOTED YET?

IF NOT, VOTE TODAY!

Our depositors as of October 31, 2014 were mailed proxy card(s) and other materials requesting them to cast votes to approve our Plan of Conversion and Reorganization and related common stock offering.

If you received proxy cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the proxy card(s). We hope that you will vote “FOR” the Plan of Conversion and Reorganization. If you have questions about voting, please call our Information Center, toll-free, at (    ) October 31, 2014, Monday through Friday, 10:00 a.m. to 4:00 p.m., Central Time.

VOTING SITE HYPERLINK

Ben Franklin Bank of Illinois Website Message (Optional – if hyperlink to voting site is supported)

HAVE YOU VOTED YET?

IF NOT, VOTE TODAY!

Our depositors as of October 31, 2014 were mailed proxy card(s) and other materials requesting them to cast votes to approve our Plan of Conversion and Reorganization. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will link you to our internet voting site.

VOTE NOW (click here)

HYPERLINK= WWW.PROXYVOTENOW.COM/BEN

Thank you for taking a moment to cast your vote online. Have your proxy card in hand so that you can enter online the 10 digit control number printed on your proxy card.